UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

PRESIDENTIAL REALTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PRESIDENTIAL REALTY CORPORATION
180 South Broadway
White Plains, N.Y. 10605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 June 16, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PRESIDENTIAL REALTY CORPORATION has been called for and will be held at 2:00 P M, New York time, on Monday, June 16, 2008 at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, for the following purposes:

1. To elect, by vote of the Class A shares, 4 directors of the Company to serve for the ensuing year;

2. To elect, by vote of the Class B shares, 2 directors of the Company to serve for the ensuing year; and

3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 21, 2008 are entitled to notice of and to vote at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. If you are not able to do so and wish your stock voted, you are requested to complete, sign and date the accompanying proxy or proxies and promptly return the same in the enclosed stamped envelope. If you hold both classes of stock, please make sure that you send in both proxies.

BY ORDER OF THE
BOARD OF DIRECTORS

Robert E. Shapiro
Chairman of the Board of Directors

Dated: April 27, 2008

PROXY STATEMENT
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE OFFICERS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
CERTAIN TRANSACTIONS
THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

PRESIDENTIAL REALTY CORPORATION
180 South Broadway, White Plains, New York 10605

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the management of PRESIDENTIAL REALTY CORPORATION of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 2:00 PM New York time on Monday, June 16, 2008 at the Marriot Residence Inn, 5 Barker Avenue, White Plains, New York, and at any adjournment thereof. If proxies in the accompanying form are properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Annual Meeting and requesting to vote in person.

Only stockholders of record as of the close of business on April 21, 2008 will be entitled to vote.

The distribution of this Proxy Statement and the enclosed forms of proxy to stockholders will commence on or about April 27, 2008. The Company’s annual report to stockholders for 2007, including financial statements, is being mailed to stockholders with this Proxy Statement.

As of March 28, 2008, there were outstanding and entitled to vote at the Annual Meeting 473,563 shares of the Company’s Class A Common Stock (held by approximately 96 holders of record) and 3,494,914 shares of the Company’s Class B Common Stock (held by approximately 477 holders of record). The Company is authorized to issue 700,000 Class A shares and 10,000,000 Class B shares. The presence at the Annual Meeting of a majority, or 236,782, of the outstanding shares of the Company’s Class A Common Stock and a majority, or 1,747,458, of the outstanding shares of the Company’s Class B Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

The holders of the Class A Common Stock have the right at all times to elect two-thirds of the membership of the Board of Directors of the Company, and the holders of the Class B Common Stock have the right at all times to elect one-third of the membership of the Board of Directors of the Company. All directors, once elected, have equal authority and responsibility. On all other matters, the holders of the Class A Common Stock and the holders of the Class B Common Stock have one vote per share for all purposes. However, no action may be taken that would alter or change the special rights or powers given to either class of Common Stock so as to affect such class adversely, or that would increase or decrease the amount of the authorized stock of such class, or increase or decrease the par value thereof, except upon the affirmative vote of the holders of the majority of the outstanding shares of the class of stock so affected.

Accordingly, the Class A shares will vote as a class for the election of four Directors of the Company to serve for the ensuing year (Proposal No. 1 on the accompanying Notice of Annual Meeting), and for this purpose each Class A share will be entitled to one vote. The Class B shares will vote as a class for the election of two directors of the Company to serve for the ensuing year (Proposal No. 2 on the accompanying Notice of Annual Meeting), and for this purpose each Class B share will be entitled to one vote.

With respect to Proposals No. 1 and 2, directors are elected by a plurality of the votes of the shares of common stock present, represented and voted at the Annual Meeting. This means that the director-nominee with the most affirmative votes for a particular position is elected for that position. Consequently, only the number of votes “for” and “against” affect the outcome, and abstentions and broker non-votes will have no effect on the outcome of the election of directors, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. The Company believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

ELECTION OF DIRECTORS

Election of Directors by Class A Stockholders

It is intended that proxies in the accompanying form received from the holders of Class A Common Stock will be voted FOR the four persons listed below, each of whom is at present a director, as directors for the ensuing year. If for any reason any of these nominees becomes unable to serve as a director, it is intended that such proxies will be voted for the election, in his place, of any substituted nominee as management may recommend, and of the other nominees listed. Management, however, has no reason to believe that any nominee will be unable to serve as director. The directors so elected will serve until the next Annual Meeting and until their respective successors are duly elected and have qualified.

		First
		Became Director
	Occupation or Principal Employment	of Presidential or its
Name and Age of Director	for Past 5 Years	Predecessor Company

Robert Feder(77)	Partner, Cuddy & Feder, Attorneys	1981
Jeffrey F. Joseph (66)*	President and Chief Executive Officer of Presidential	1993
Robert E. Shapiro (90)*	Chairman of the Board of Directors of Presidential	1961
Steven Baruch (69)*	Executive Vice President of Presidential	2007

*	Member of the Executive Committee of the Board of Directors

Steven Baruch is a cousin of Robert E. Shapiro.

Election of Directors by Class B Stockholders

It is intended that proxies in the accompanying form received from the holders of Class B Common Stock will be voted FOR the two persons listed below, each of whom is at present a director, as directors for the ensuing year. If for any reason any of these nominees becomes unable to serve as a director, it is intended that such proxies will be voted for the election, in his place, of any substituted nominee as management may recommend, and of the other nominees listed. Management, however, has no reason to believe that any nominee will be unable or unwilling to serve as a director. The directors so elected will serve until the next Annual Meeting and until their respective successors are duly elected and have qualified.

		First
		Became Director
	Occupation or Principal Employment	of Presidential or its
Name and Age of Director	for Past 5 Years	Predecessor Company

Richard Brandt(80)	Chairman Emeritus and Member of the Board of Directors of Trans-Lux Corporation(1)	1972
Mortimer M. Caplin(91)	Partner, Caplin & Drysdale, Attorneys(2)	1984

(1)	Trans-Lux Corporation is a manufacturer of stock tickers and electronic displays and its entertainment division operates motion picture theaters.

(2)	Mr. Caplin is also a director of Danaher Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 28, 2008, the following persons owned beneficially the following amounts and percentages of the Class A and Class B Common Stock of Presidential:

	Class A						Percentage of all
	Common			Class B		Percentage of	Outstanding Stock
	Stock		Percentage of	Common Stock		Class B	(Class A and B
	Beneficially		Class A	Beneficially		Common	Common Stock
Name and Address	Owned		Common Stock	Owned		Stock	Combined)

Pdl Partnership	198,735	(1)	41.5%	None		None	5%
180 South Broadway White Plains, NY 10605
Amivest Corp.	None		None	320,247	(2)	9.2%	8.1%
275 Broad Hollow Road Melville, NY 11747
Charles L. Frischer	None		None	253,400	(3)	7.3%	6.4%
30 West 63rd Street New York, NY 10023
Wilshire Enterprises, Inc.	None		None	226,800	(4)	6.5%	5.7%
921 Bergen Avenue 11th Floor Jersey City, NJ 07306

(1)	Such amount does not include 27,601 shares owned by certain partners of Pdl Partnership, including 4,762 shares owned by a partner as trustee, the beneficial ownership of which 4,762 shares is disclaimed. The partners of Pdl Partnership are Jeffrey Joseph, an officer and director of Presidential and a nominee for director; Steven Baruch, an officer and director of Presidential and a nominee for director; and Thomas Viertel, an officer of Presidential.

(2)	Based upon a Schedule 13G dated January 22, 2007 filed by Amivest Corp. Amivest Corp. has sole voting power with respect to all of such 320,247 shares.

(3)	Based upon a Schedule 13D dated February 11, 2008 filed by Charles Frischer and The Libby Frischer Family Partnership. Charles Frischer has sole voting and dispositive power with respect to 251,400 of such shares and The Libby Frischer Family Partnership has sole voting and dispositive power with respect to 2,000 of such shares.

(4)	Based upon Amendment No. 2 dated February 22, 2005 to a Schedule 13D filed by Wilshire Enterprises, Inc. Wilshire Enterprises, Inc. has sole voting and dispositive power with respect to all 226,800 of such shares.

Except as set forth in the notes to the table, each of the owners of the shares set forth in the table has the sole voting and dispositive power over such shares except that any such owner has no voting or dispositive power over shares the beneficial ownership of which is disclaimed.

The Company’s management knows of no other persons owning beneficially more than 5% of either the outstanding Class A Common Stock or the outstanding Class B Common Stock of the Company.

Neither Pdl Partnership nor its partners have any contract, arrangement, understanding or relationship (legal or otherwise) with respect to any securities of the Company, except as described in this paragraph. 212,648 shares of Class A Common Stock owned by Pdl Partnership or its partners are pledged to Robert E. Shapiro, a director of the Company, and The Joseph Viertel Trust, Thomas Viertel, Jack Viertel, Linda Viertel, Alice Krieger, Dennis Krieger and Pat Daly as security for loans previously made in connection with the purchase of 134,334 shares of Class A Common Stock by Pdl Partnership’s predecessor-in-interest. The partners of Pdl Partnership have entered into an Agreement pursuant to which they have agreed among themselves that the Class A shares owned by Pdl Partnership may (1) be voted by Pdl Partnership only by action of any two of them or (2) be sold by Pdl Partnership only with the approval of any two of them.

SECURITY OWNERSHIP OF MANAGEMENT

As of March 28, 2008, the following directors and executive officers of Presidential owned beneficially the following amounts and percentages of the Class A and Class B Common Stock of Presidential:

		Class A		Class B
		Common		Common
		Beneficially		Beneficially		Percentage of all
		Owned		Owned		Outstanding
		and		and		Stock
		Percentage		Percentage		(Class A and B
Name of Beneficial Owner	Position with Presidential	of Class		of Class		Combined)

Richard Brandt	Director	None		16,000	*	*
Mortimer Caplin	Director	None		90,866	(1)	2.3%
				2.6%
Robert Feder	Director	916	*(2)	19,552	*(2)	*
Jeffrey F. Joseph	Director, Chief Executive	199,735	(3)	134,721		8.4%
	Officer, President	42.2%		3.9%
Robert E. Shapiro	Director	None		18,144	(4)*	*
Thomas Viertel	Executive Vice President	214,834	(3)	34,898		6.3%
	Chief Financial Officer	44.2%		1%
Steven Baruch	Director,	209,237	(3)(5)	41,858	(5)	6.3%
	Executive Vice President	43.8%		1.2%
Elizabeth Delgado	Treasurer, Secretary	None		12,023	*	*
All officers and directors as a group (8 persons)		227,252	(6)	380,962	(6)
		48%		10.9%		15.3%

*	Less than 1% of the class of stock

(1)	Includes 47,775 Class B shares held by a private charitable foundation established by Mr. Caplin, the beneficial ownership of which is disclaimed.

(2)	Includes 124 Class A shares and 3,037 Class B shares held by Mr. Feder’s wife, the beneficial ownership of which is disclaimed.

(3)	Includes 198,735 Class A shares owned by Pdl Partnership, a general partnership owned by Mr. Joseph, Mr. Viertel and Mr. Baruch. See “Security Ownership of Certain Beneficial Owners” above.

(4)	Includes 10,763 Class B shares held by Mr. Shapiro’s wife, the beneficial ownership of which is disclaimed.

(5)	Includes 4,762 Class A shares and 9,031 Class B shares held as co-trustee under a trust, the beneficial ownership of which is disclaimed.

(6)	Such amount includes (i) 198,735 shares of Class A Common Stock owned by Pdl Partnership (see “Security Ownership of Certain Beneficial Owners” above) and (ii) 4,886 shares of Class A Common Stock and 70,606 shares of Class B Common Stock held in trust or in the names of wives, the beneficial ownership of which is disclaimed by the respective persons.

Except as set forth in the notes to the table, each of the owners of the shares set forth in the table has the sole voting and dispositive power over such shares except that any such owner has no voting or dispositive power over shares the beneficial ownership of which is disclaimed.

EXECUTIVE OFFICERS

The following table sets forth information with respect to the executive officers of Presidential. Each officer has been elected for a period of one year and thereafter until his successor is elected, subject to the terms of the Employment Agreements described below.

Name	Age	Position with Registrant

Jeffrey F. Joseph	66	President, Chief Executive Officer and a Director
Thomas Viertel	66	Executive Vice President and Chief Financial Officer
Steven Baruch	69	Executive Vice President and a Director
Elizabeth Delgado	63	Treasurer and Secretary

Mr. Joseph has been President of the Company since February, 1992 and a Director since April, 1993.

Thomas Viertel has been an Executive Vice President of the Company since January, 1993 and its Chief Financial Officer since April of that year. Mr. Viertel is also the Chairman of the Board of Scorpio Entertainment, Inc., a privately owned company that produces theatrical enterprises. See “Certain Transactions” below.

Mr. Baruch has been an Executive Vice President of the Company since January, 1993 and a Director since June, 2007. Mr. Baruch is also the President of Scorpio Entertainment, Inc. See “Certain Transactions” below.

Ms. Delgado has been Treasurer of the Company since 1986 and the Secretary of the Company since 2002.

Thomas Viertel is the nephew of Robert E. Shapiro, a director of Presidential. Steven Baruch is the cousin of Robert E. Shapiro.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table and discussion summarizes the compensation for the two years ended December 31, 2007 and 2006 of the Principal Executive Officer of the Company and of the two most highly compensated executive officers of the Company, who served as such at December 31, 2007.

Summary Compensation Table

	Year	Salary	Bonus	Awards		Compensation		Total
Name and Principal Position(a)	(b)	($)(c)	($)(d)	($)(e)		($)(i)		($)(j)

Jeffrey F. Joseph	2007	331,382	0	74,400	(1)(3)	29,773	(4)	435,555
President, Chief Executive Officer and Director	2006	321,420	0	66,600	(2)(3)	42,872	(4)	430,892
Thomas Viertel	2007	222,681	0	0		30,744	(4)	253,425
Executive Vice President and Chief Financial Officer	2006	215,986	0	49,950	(2)(3)	33,127	(4)	299,063
Steven Baruch	2007	222,681	0	0		26,712	(4)	249,393
Executive Vice President and Director	2006	215,986	0	49,950	(2)(3)	31,483	(4)	297,419

(1)	Represents the value of 10,000 shares of the Company’s Class B Common Stock issued to Jeffrey Joseph under the Company’s Restricted Stock Plan. These shares vest at the rate of 50% per year over a two year period commencing on the date of issuance.

(2)	Represents the value of 9,000 shares of the Company’s Class B Common Stock issued to Jeffrey Joseph and 6,750 shares of the Company’s Class B Common Stock issued to each of Thomas Viertel and Steven Baruch, under the Company’s Restricted Stock Plan.

(3)	All of these shares of restricted stock issued under the Company’s Restricted Stock Plan (except as set forth in Footnote (1) above) vest at the rate of 20% per year over a five year period commencing on the date of issuance. All the shares of restricted stock are valued at the closing price on the American Stock Exchange on the date of grant and the specified values assume that all shares of restricted stock vest. Dividends are paid on the restricted stock from the date of issuance whether or not such shares are vested.

(4)	The Company pays the premiums on life insurance policies on the lives of, and owned by, Jeffrey F. Joseph, Thomas Viertel and Steven Baruch. The annual premiums for each of years 2007 and 2006 were $15,250 for Mr. Joseph, $12,075 for Mr. Viertel and $11,700 for Mr. Baruch. The Company provides certain officers with automobiles to be used for business purposes but does not prohibit the use of the automobiles for personal purposes and pays all of the operating expenses with respect thereto. The total automobile expense incurred by the Company for each of the following officers for 2007 and 2006 were as follows: Jeffrey F. Joseph, $14,523 for 2007 and $27,622 for 2006; Thomas Viertel, $18,669 for 2007 and $21,052 for 2006; and Steven Baruch, $15,012 for 2007 and $19,783 for 2006.

There were no grants of options or stock appreciation rights in the year ended December 31, 2007 nor were there any options or stock appreciation rights outstanding at December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Stock Awards
Equity
							Market		Incentive
							Value		Plan
							Plan	Equity	Awards:
	Option Awards						of	Incentive	Market or
			Equity				Shares	Awards:	Payout
			Incentive			Number	or	Number of	Value of
			Plan			Of	Units	Unearned	Unearned
	Number of	Number of	Awards:			Shares	of	Shares,	Shares,
	Securities	Securities	Number of			or Units	Stock	Units or	Units or
	Underlying	Underlying	Securities			of Stock	That	Other	Other
	Unexercised	Unexercised	Underlying			That	Have	Rights	Rights
	Options	Options	Unexercised	Option	Option	Have Not	Not	That Have	That Have
	(#)	(#)	Unearned	Exercise	Expiration	Vested	Vested	Not	Not
	Exercisable	Unexercisable	Options	Price	Date	(#)	($)	Vested	Vested
Name(a)	(b)	(c)	(#)(d)	($)(e)	(f)	(g)(1)	(h)(1)	(#)(i)	($)(j)

Jeffrey F. Joseph						10,000 (2)	60,000
						6,600 (3)	39,600
						7,200 (4)	43,200
Thomas Viertel						5,400 (5)	32,400
Steven Baruch						5,400 (5)	32,400

(1)	All shares are Class B Common shares issued under the Company’s Restricted Stock Plan and are valued at $6.00 per share based on the last sales price on the American Stock Exchange on December 31, 2007.

(2)	The 10,000 share award granted on May 30, 2007 vests at the rate of 5,000 shares on each of January 1, 2008 and January 1, 2009.

(3)	This amount consists of an award of 11,000 shares granted on July 26, 2005 of which 6,600 shares had not yet vested at December 31, 2007. The unvested balance of the award vests at the rate of 2,200 shares on each of July 26, 2008, July 26, 2009 and July 26, 2010.

(4)	The amount consists of an award of 9,000 shares granted on January 11, 2006 of which 7,200 shares had not yet vested on December 31, 2007. The unvested balance of the award vests at the rate of 1,800 shares on each of January 11, 2008, January 11, 2009, January 11, 2010 and January 11, 2011.

(5)	This amount consists of an award of 6,750 shares granted on January 11, 2006 of which 5,400 shares had not yet vested on December 31, 2007. The unvested balance of the award vests at the rate of 1,350 shares on each of January 11, 2008, January 11, 2009, January 11, 2010 and January 11, 2011.

Defined Benefit Pension Plan

The Company has a Defined Benefit Pension Plan that covers substantially all of its employees, including the officers listed in the Summary Compensation Table. Directors who are not employees of the Company are not eligible to participate in the Plan.

The Plan is a non-contributory, tax qualified defined benefit plan that provides a monthly retirement benefit payable for a participant’s lifetime in an amount equal to the sum of (i) 7.15% of an employee’s average monthly compensation and (ii) .62% of such employee’s average monthly compensation in excess of the average Social

Security wage base, multiplied in each case by the employee’s years of service commencing after December 31, 1993 (up to a maximum of 10 years). Average monthly compensation for these purposes is the employee’s monthly compensation averaged over the five consecutive Plan years which produce the highest monthly average within the employee’s last ten years of service. However, the amount of compensation taken into account under a tax qualified plan is limited to $210,000 in 2005, $220,000 in 2006, $225,000 in 2007 and $230,000 in 2008, and may be increased in future years for cost of living increases. Maximum benefits under the Plan are attainable after ten years of service commencing after December 31, 1993, and are payable at age 65. Mr. Joseph (66 years old), Mr. Viertel (66 years old) and Mr. Baruch (69 years old) all have more than ten years of service credited under the Plan.

Employment Agreements

The Company has an employment agreement with Jeffrey F. Joseph, President and Chief Executive Officer of the Company, that extends through December 31, 2011 and provides for annual compensation of $344,639 for calendar year 2008 and annual increases of compensation for subsequent years based on increases in the cost of living. The employment agreement may be terminated by the Company for any reason upon three years prior notice to employee. Subsequent to termination, employee will be retained for three years as a consultant to the Company and receive compensation at a rate equal to 50% of the basic compensation paid in his last year of employment. The employment agreement provides that the employee may also become entitled to a bonus for each calendar year during the employment term based on a formula relating to the Company’s earnings, which bonus is limited to a maximum amount of 33 1/3% of his annual basic compensation for that year. The agreement also provides for retirement benefits commencing four years after retirement in the annual amount of $29,000, subject to increases based on 50% of any increase in the cost of living subsequent to the first year of retirement. In 2007, the Company entered into an Amendment (the “Amendment”) to Mr. Joseph’s employment agreement pursuant to which Mr. Joseph may, upon 180 days prior written notice to the Company, voluntarily resign as an officer and director of the Company, in which event Mr. Joseph will receive a lump sum payment in the amount of (a) 1.5 times his then annual salary if his resignation is effective in calendar year 2009; (b) 1.75 times his then annual salary if his resignation is effective in calendar year 2010; (c) two times his then annual salary if his resignation is effective in calendar year 2011; and (d) 2.5 times his then annual salary if the resignation is effective in calendar year 2012 (which would happen only if the parties extend the employment term beyond its current expiration date of December 31, 2011). In addition, pursuant to the Amendment, Mr. Joseph agrees to provide consulting services to the Company for a period of four years after the effective date of his resignation for an annual consulting fee equal to fifty percent of his base salary on the effective date of his resignation. If during the four year consulting term the Company undergoes a change in control event (as defined in Treasury Regulation Section 1.409A-3(i) (5)), Mr. Joseph shall have no further obligation to provide consulting services to the Company, and the Company shall pay to him, without discount, the balance of what would have otherwise been the consulting fees payable to him during the balance of the four year consulting term. During the consulting term, Mr. Joseph shall not engage in any activity that the Company, in its reasonable opinion, deems to be in competition or conflict with the business and/or interests of the Company.

The Company also has employment agreements with Steven Baruch, Executive Vice President of the Company, and Thomas Viertel, Executive Vice President and Chief Financial Officer of the Company, that extend to December 31, 2011 and provide for annual compensation of $231,589 for calendar year 2008 and annual increases of compensation for subsequent years based on increases in the cost of living. Each of the employment agreements may be terminated by the Company for any reason upon three years prior notice to the employee. Subsequent to termination, the employee will be retained for three years as a consultant to the Company and receive compensation at a rate equal to 50% of the basic compensation paid in the last year of employment. The employment agreements provide that the employees may also become entitled to a bonus for each calendar year during the employment term based on a formula relating to the Company’s earnings, which bonus is limited to a maximum amount of 33 1/3% of the annual basic compensation for that year. Each of the agreements also provides for retirement benefits commencing four years after retirement in the annual amount of $29,000, subject to increases based on 50% of any increase in the cost of living subsequent to the first year of retirement. The Company’s employment agreements with Mr. Baruch and Mr. Viertel permit them to spend a reasonable amount of their time during normal business hours on matters related to Scorpio Entertainment, Inc., a company which is engaged in theatrical productions, so long as their time and efforts for Scorpio Entertainment, Inc. do not conflict or interfere with the performance of their duties for the Company and they diligently perform their duties for the Company to the satisfaction of the Board of Directors. See “Certain Transactions” below.

During the retirement periods under the above agreements, Messrs. Joseph, Baruch and Viertel will also be entitled to the continuation of certain life, group health and disability insurance benefits. None of the employment contracts described above provide death benefits for the recipients or for funding by Presidential of the anticipated retirement benefits.

The Company also has an employment agreement with Elizabeth Delgado, the Company’s Secretary and Treasurer, that extends through December 31, 2008 and provides for annual compensation of $152,239 for calendar year 2008. The employment agreement provides for a payment of $75,000 upon retirement and an additional $75,000 if retirement is on or after December 31, 2011.

Compensation of Directors

The Company pays each director (other than Jeffrey F. Joseph, who is the President of the Company, Robert E. Shapiro, who is the Chairman of the Board of Directors of the Company, and Steven Baruch, who is an Executive Vice President of the Company) $20,000 per annum, plus $2,000 for each meeting of the Board of Directors and the annual meeting of the Audit Committee attended, and $1,500 for attendance at each meeting of the Compensation Committee and all other meetings of the Audit Committee, plus reimbursement of expenses. In addition, the Chairman of the Audit Committee and the Compensation Committee receives an additional $1,000 per annum in each case. A portion of these directors’ fees is paid by the issuance of 1,000 shares of the Company’s Class B Common Stock to each director. The Company ordinarily does not pay any other compensation to directors for their services as Directors.

Presidential also has an employment agreement with Robert Shapiro, a director who was an executive officer of the Company prior to his retirement, providing for stipulated annual payments for life (plus continuation of life, group health and disability insurance benefits). The annual cash retirement benefits paid under this agreement in 2007 (including insurance premiums and reimbursement for medical expenses) was $224,807:

Joseph Viertel, a Director of Presidential until his retirement in June of 2007, received $202,547 from Presidential in 2007 under the retirement provisions of his employment agreement with the Company until his death in December of 2007.

The following table reflects the compensation for each member of the Company’s Board of Directors as described above.

DIRECTOR COMPENSATION

						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid				Incentive Plan	Compensation	All Other
	in Cash		Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name(a)	($)(b)		($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)

Steven Baruch	0	(1)
Richard Brandt	42,000	(2)	(2)					42,000
Mortimer Caplin	40,000	(2)	(2)					40,000
Robert Feder	40,000	(2)						40,000
Jeffrey Joseph	0	(1)	(2)					0
Robert Shapiro	0	(1)						0

(1)	These Directors receive no compensation for their services as Directors. Mr. Joseph is the President and Chief Executive Officer of the Company and Mr. Baruch is an Executive Vice President of the Company and their compensation is set forth in the Summary Compensation Table. Mr. Shapiro is retired from his former positions as an executive officer of the Company and receives retirement benefits under his Employment Contract as described above.

(2)	As described above, each of these Directors receives a portion of his Director’s fees by the issuance of 1,000 shares of the Company’s Class B Common Stock. The market value of the shares reduces the fees otherwise to be paid in cash. In 2007, the value of the 1,000 shares issued to each of these Directors was $6,950 so that the fee otherwise paid to each Director in cash in 2007 was reduced by that amount.

CERTAIN TRANSACTIONS

Presidential currently has loans outstanding to certain affiliates of Ivy Properties, Ltd. (collectively “Ivy”) as more fully described in the table set forth below. Ivy is owned by Thomas Viertel, Steven Baruch and Jeffrey Joseph (the “Ivy Principals”). Pdl Partnership, a partnership which is wholly owned by the Ivy Principals, currently owns 198,735 shares of the Company’s Class A Common Stock. As a result of the ownership of these shares by Pdl Partnership, together with the ownership of an aggregate of 27,601 additional shares of Class A Common Stock individually by the Ivy Principals, Pdl Partnership and the Ivy Principals have beneficial ownership of an aggregate of approximately 47% of the outstanding shares of Class A Common Stock of the Company, which class of stock is entitled to elect two-thirds of the Board of Directors of the Company. By reason of such beneficial ownership, the Ivy Principals are in a position substantially to control elections of the Board of Directors of the Company.

The Board of Directors has adopted a resolution pursuant to which Presidential will not make any loan to Ivy nor enter into any other material transaction with Ivy unless such transaction is unanimously approved by the Directors of Presidential who are not otherwise affiliated with Presidential or Ivy (with no more than one abstention).

The following table sets forth information with respect to all outstanding loans to Ivy at December 31, 2006 and December 31, 2007:

	Original
	Loan		Basic	Amount Outstanding
Date	Advanced	Description	Interest Rate	12/31/06	12/31/07

1981	$5,285,000	UTB Associates, a partnership in which Presidential owned a 66 2/3% interest, sold an apt. property in New Haven, CT to Ivy for long-term, non-recourse purchase money notes.	11.8 to 25.33%	$155,232	$0
1991	526,454	UTB End Loans: Purchase money notes on Co-op apts. These notes were transferred to Presidential as part of the Ivy settlement.	Various	39,769	0
1991	155,084	Consolidated Loans: Replaced previously defaulted loans.(1)	Chase Prime	0	0

		Total Loans		195,001	0
		Less: Discounts		46,785

		Net Carrying Value		$148,216	$0

(1)	As part of a Settlement Agreement effectuated in November, 1991 between Presidential and Ivy, certain of Presidential’s outstanding nonrecourse loans to Ivy (most of which had previously been written down to zero) were modified and consolidated into two nonrecourse loans (collectively, the “Consolidated Loans”) which currently have an aggregate outstanding principal balance of $4,770,050 and a net carrying value of zero. In 1996, Presidential and the Ivy Principals agreed to modify the Settlement Agreement to provide that the only payments required under the Consolidated Loans would be paid by the Ivy Principals in an amount equal to 25% of the operating cash flow (after provision for certain reserves) of Scorpio Entertainment, Inc., a company owned by two of the Ivy Principals that acts as a producer of theatrical productions. To the extent that Presidential receives payments under these notes, such payments will be applied to unpaid and unaccrued interest and recognized as income. During 2007, Presidential received $256,000 of interest on the Consolidated Loans. At December 31, 2007, the total unpaid and unaccrued interest on the Consolidated Loans was $3,420,554. Presidential does not expect to recover any of the principal amounts of the Consolidated Loans.

THE BOARD OF DIRECTORS

Independent Directors

The Board of Directors has determined that Richard Brandt, Mortimer Caplin and Robert Feder are independent directors pursuant to Section 121A of the American Stock Exchange Company Guide.

Committees of the Board of Directors

The Board of Directors of Presidential has a standing Executive Committee, Audit Committee and Compensation and Pension Committee. The Board of Directors does not have a standing nominating committee.

Executive Committee.  The members of the Executive Committee are Jeffrey F. Joseph, Robert E. Shapiro and Steven Baruch. The function of the Executive Committee is to make general and specific recommendations to the Board of Directors with respect to matters to be considered by the Board. The Executive Committee meets monthly and from time to time as required by the business of Presidential.

Audit Committee.  The members of the Audit Committee are Richard Brandt, Mortimer Caplin and Robert Feder. The function of the Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act, is to oversee the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. Each member of the Audit Committee is independent (as defined in Section 121A of the American Stock Exchange Company Guide). The Board of Directors of the Company has adopted a written Charter for the Audit Committee, a copy of which was attached as Exhibit A to the Proxy Statement dated April 27, 2006 with respect to the Annual Meeting of Stockholders held on June 15, 2006. The Audit Committee Report dated March 25, 2008 is attached as Exhibit A to this Proxy Statement. The Audit Committee held four meetings during the Company’s last fiscal year.

The Board of Directors of the Company has determined that Richard Brandt, a member of the Audit Committee, is financially sophisticated as defined by Section 121B(2)(A)(ii) of the American Stock Exchange Company Guide. However, the Board of Directors of the Company has also determined that the Audit Committee does not have any member who qualifies as a financial expert pursuant to Item 401(e) of Regulation SB. The Board of Directors does not believe that it is necessary to have a member of the Audit Committee who meets the definition of a financial expert pursuant to Item 401(e) of Regulation SB because all of the members of the Audit Committee satisfy the American Stock Exchange requirements for Audit Committee membership applicable to American Stock Exchange listed companies and, as mentioned above, Mr. Brandt is a financially sophisticated individual as defined by the American Stock Exchange Company Guide. In addition, all members of the Audit Committee have been members for at least ten years and are familiar with the business and accounting practices of the Company.

Compensation and Pension Committee.  The members of the Compensation and Pension Committee are Richard Brandt, Mortimer Caplin and Robert Feder. The function of the Compensation and Pension Committee is to recommend guidelines and specific compensation levels to the Board of Directors of the Company for the executive officers of the Company. The Compensation and Pension Committee does not have a charter. The Compensation and Pension Committee held four meetings during the Company’s last fiscal year.

Since 1993, the principal executives of the Company have been employed under a series of employment contracts that provide for annual salary increases based upon increases in the cost of living and contractual bonuses based upon a formula relating to the Company’s cash flow. Within this framework, the Committee may authorize additional bonuses in cash or restricted stock under the Company’s Restricted Stock Plan to reward or incentivize individual employees. The Committee believes that this compensation structure aligns the interests of its executives with those of the Company’s shareholders, while recognizing the long term contributions to the Company by its principal executives. The Committee consults with Jeffrey Joseph, Chief Executive Officer of the Company, when setting management compensation but does not delegate authority to any member of management or other person to set final compensation. In setting director compensation, the Committee focuses mainly on tying compensation to the responsibilities and time commitments of the respective director positions. The Committee has not retained consultants to advise them and relies on the members’ significant real estate and business experience to set compensation for both directors and management.

Nominating Committee.  The Company does not have a standing nominating Committee. All current Board members have served on the Board for at least ten years. In effect, the entire Board has been serving the function of a nominating committee. However, in accordance with Section 804(a) of the American Stock Exchange Company Guide, all nominations to the Board of Directors will be selected or approved by at least a majority of the independent directors. Since there is no formal nominating committee, the Board does not have a specific policy with respect to the consideration of any candidate for membership on the Board that may be recommended by a security holder and in fact there have been no such recommendations by security holders for over twenty years. There are no formal minimum qualifications or specific qualities or skills that candidates must meet, but the Board will evaluate the overall qualities that a person might bring to the Board, including relevant experience in the real estate industry, business insight, and overall ability to contribute to the Company and the Board. The Company does not pay a fee to a third party to assist in the nomination process.

Attendance at Meetings of the Board of Directors and Committees

The Board of Directors of the Company held four meetings during the Company’s last fiscal year. All of the directors attended all of the meetings in 2007 of the Board of Directors and the committees of which they were members.

Miscellaneous

The Company does not have a specific policy with respect to the attendance of members of the Board of Directors at its Annual Meeting of Stockholders. Two members of the Board of Directors attended the Company’s Annual Meeting of Stockholders in 2007.

The Company has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, among others.

Shareholders may send communications to the Board of Directors or to individual directors by sending such communication addressed to the Board of Directors or an individual director to the Company’s office at 180 South Broadway, White Plains, New York 10605. All written communications addressed to the Board of Directors or to an individual director will be forwarded to such director or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2007, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP have been our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions from holders of our common shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

The following table presents fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the audit of our financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees for other services rendered by Deloitte & Touche during those periods.

	2007	2006

Audit Fees(a)	$330,000	$197,300
Audit-Related Fees(b)	29,100
Tax Fees(c)	30,950	21,700
All Other Fees(d)		24,000

Total	$390,050	$243,000

(a)	Fees for audit services for 2007 and 2006 consisted of the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and assistance with Securities and Exchange Commission matters.

(b)	No audit-related services were rendered by Deloitte & Touche in 2006.

(c)	Fees for tax services for 2007 and 2006 consisted of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance and REIT compliance testing.

(d)	Fees for audit services for 2006 consisted of three audits of the Company’s wholly-owned subsidiaries in each year. For 2007, such fees in the amount of $29,100 are included in Audit-Related Fees.

All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte & Touche was compatible with the maintenance of Deloitte & Touche’s independence in the conduct of its auditing functions.

Change in the Company’s Independent Registered Public Accounting Firm

The Company and the Audit Committee of the Board of Directors annually reviews the selection of its independent registered public accounting firm and has solicited bids from independent accountants to audit the Company’s financial statements for the year ending December 31, 2008. As a result of financial and other considerations, the Audit Committee voted on April 1, 2008 to appoint Holtz Rubenstein Reminick LLP as the Company’s new independent registered public accounting firm.

As reported by the Company in its Current Report on Form 8-K filed on April 4, 2008 (the Form 8-K”):

On April 2, 2008, the Company dismissed Deloitte & Touche as the Company’s independent registered public accounting firm.

The reports of Deloitte & Touche on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report on the Company’s financial statements for the year ended December 31, 2007, Deloitte & Touche stated that it did not audit the combined financial statements of Lightstone Member LLC, PRC Member LLC, Lightstone Member II LLC and Lightstone Member III LLC (collectively the “Lightstone LLCs”) and that such financial statements were audited by other auditors whose report was furnished to Deloitte & Touche and Deloitte & Touche’s opinion, insofar as it relates to the amounts included for the Lightstone LLCs, is based solely on the report of the other auditors.

The decision to change accountants was recommended by the Audit Committee of the Board of Directors and by the entire Board of Directors.

In connection with the audits of the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2006 and 2007, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the matter in their report.

There were no “reportable events” as that term is described in Item 304(a) (1)(v) of Regulation S-K.

The Company provided Deloitte & Touche with a copy of the foregoing disclosures and requested Deloitte & Touche to furnish a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements. A copy of that letter, dated April 3, 2008, is filed as Exhibit 16 to the Company’s Form 8-K.

The Company has engaged Holtz Rubenstein Reminick LLP as its new independent registered public accounting firm effective April 1, 2008. During the two most recent fiscal years and through April 1, 2008, the Company has not consulted with Holtz Rubenstein Reminick LLP concerning the Company’s financial statements, including the application of accounting principles to a specified transaction (proposed or completed) or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a “disagreement” or “reportable event” (as such terms are defined in Item 304 of Regulation S-K) with the previous independent registered public accounting firm.

Policy on Pre-Approval of Independent Registered Public Accounting Firm

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company’s independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent registered public accounting firm. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.

OTHER MATTERS

Householding

Some brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or our 2007 Annual Report, or wish to receive separate copies of any annual report and proxy statement in the future, or wish to revoke your decision to household. These options are available to you at any time.

Proposals for 2009 Annual Meeting of Stockholders

Stockholder proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 for the 2009 Annual Meeting of Stockholders must be received by the Secretary at the corporate offices of Presidential, 180 South Broadway, White Plains, New York 10605, no later than December 29, 2008 for inclusion in the Proxy Statement for the 2009 Annual Meeting of Stockholders. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company by March 12, 2009.

Cost of Solicitation

The cost of soliciting proxies in the accompanying forms has been or will be borne by the Company. In addition to solicitation by mail, solicitations may be made by telephone calls by existing employees of the Company.

Other

At the date of this Proxy Statement, the only proposals that Management intends to present at the Annual Meeting are those set forth in the Notice of the Annual Meeting of Stockholders. Management knows of no other matter which may come before the Annual Meeting, but if any other matters properly come before the meeting, it is intended that proxies in the accompanying forms will be voted thereon in accordance with the judgment of the person or persons voting the proxies.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY OR PROXIES AND RETURN SAME IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

A STOCKHOLDER EXECUTING AND RETURNING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY SUBMISSION OF ANOTHER PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING TO VOTE IN PERSON.

April 27, 2008

Exhibit A

PRESIDENTIAL REALTY CORPORATION

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2007, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, Treasurer and independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between such firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to such firm’s independence. The Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accounting firm their audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the Company’s financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Richard Brandt, Chairman
Mortimer Caplin
Robert Feder

Date: March 25, 2008

A-1

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(CLASS A SHARES)
PRESIDENTIAL REALTY CORPORATION
180 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10605
MANAGEMENT PROXY
The undersigned hereby appoints JEFFREY F. JOSEPH and THOMAS VIERTEL, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to appear and vote all of the shares of Class A stock standing in the name of the undersigned on April 21, 2008, at the Annual Meeting of Stockholders of Presidential Realty Corporation to be held at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, on June 16, 2008 at 2:00 P.M., New York time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote as designated on reverse:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)
■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
PRESIDENTIAL REALTY CORPORATION
June 16, 2008
CLASS A SHARES
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.   â
■	20400000000000001000 3 061608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS					2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	ROBERT FEDER JEFFREY F. JOSEPH		The undersigned hereby acknowledges receipt of the Proxy Statement dated April 27, 2008
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	ROBERT E. SHAPIRO STEVEN BARUCH
☐	FOR ALL EXCEPT (See instructions below)				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐		PLEASE MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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                    ■
(CLASS B SHARES)
PRESIDENTIAL REALTY CORPORATION
180 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10605
MANAGEMENT PROXY
The undersigned hereby appoints JEFFREY F. JOSEPH and THOMAS VIERTEL, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to appear and vote all of the shares of Class B stock standing in the name of the undersigned on April 21, 2008, at the Annual Meeting of Stockholders of Presidential Realty Corporation to be held at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, on June 16, 2008 at 2:00 P.M., New York time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote as designated on reverse:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
PRESIDENTIAL REALTY CORPORATION
June 16, 2008
CLASS B SHARES
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.   â
■	20200000000000001000 5 061608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS					2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	RICHARD BRANDT MORTIMER M. CAPLIN		The undersigned hereby acknowledges receipt of the Proxy Statement dated April 27, 2008
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐		PLEASE MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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